As filed with the Securities and Exchange Commission on May 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERADYNE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2272148
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 Riverpark Drive

North Reading, Massachusetts 01864

(Address of Principal Executive Offices)

Teradyne, Inc. 1996 Employee Stock Purchase Plan

(Full Title of the Plan)

Charles Gray, Esq.

Teradyne, Inc.

600 Riverpark Drive

North Reading, Massachusetts 01864

(Name and Address of Agent for Service)

(978) 370-2700

(Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Marko Zatylny, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.125)	3,000,000 shares	$124.13	$372,390,000	$40,628

(1)

This registration statement covers the registration of 3,000,000 additional shares of Common Stock of Teradyne, Inc., par value $0.125 per share (“Common Stock”), authorized for issuance under the Teradyne, Inc. 1996 Employee Stock Purchase Plan (the “ESPP”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

The price applicable to such shares is not currently known. The price of $124.13 per share, which is the average of the high and low price of Teradyne’s Common Stock as reported on the Nasdaq Global Select Market on May 10, 2021, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and 457(h) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement is filed to register an additional 3,000,000 shares of the Teradyne, Inc.’s Common Stock, for issuance under the ESPP . This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities of the same class, and, pursuant to such instruction, the contents of the Registration Statement on Form S-8 (File No.  333-188824) filed with the Securities and Exchange Commission on May 24, 2013, the contents of the Registration Statement on Form S-8 (File No. 333-159723) filed with the Securities and Exchange Commission on June  4, 2009, the contents of the Registration Statement on Form S-8 (File No.  333-143231) filed with the Securities and Exchange Commission on May 24, 2007, the contents of the Registration Statement on Form S-8 (File No.  333-116632) filed with the Securities and Exchange Commission on June 18, 2004, the contents of the Registration Statement on Form S-8 (File No.  333-101983) filed with the Securities and Exchange Commission on December 19, 2002, the contents of the Registration Statement on Form S-8 (File No. 333-56373) filed with the Securities and Exchange Commission on June  9, 1998 and the contents of the Registration Statement on Form S-8 (File No.  333-07177) filed with the Securities and Exchange Commission on June 28, 1996, are each incorporated herein by reference.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

3.1	Restated Articles of Organization of Teradyne, Inc., as amended (incorporated by reference to Exhibit 3.1 to Teradyne’s Current Report on Form 8-K filed on May 13, 2021).

3.2	Amended and Restated By-Laws of Teradyne, Inc. (incorporated by reference to Exhibit 3.1 to Teradyne’s Current Report on Form 8-K filed on January 28, 2021).

5.1	Opinion of Ropes & Gray LLP.

10.1	1996 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to Teradyne’s Current Report on Form 8-K filed on May 13, 2021).

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Reading, the Commonwealth of Massachusetts, on this 14th day of May, 2021.

TERADYNE, INC.

By:	/s/ Sanjay Mehta
Sanjay Mehta
Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark E. Jagiela and Sanjay Mehta, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Teradyne, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of each of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark E. Jagiela Mark E. Jagiela	Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2021

/s/ Sanjay Mehta Sanjay Mehta	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 14, 2021

/s/ Michael A. Bradley Michael A. Bradley	Director	May 14, 2021

/s/ Edwin J. Gillis Edwin J. Gillis	Director	May 14, 2021

/s/ Timothy E. Guertin Timothy E. Guertin	Director	May 14, 2021

/s/ Peter Herweck Peter Herweck	Director	May 14, 2021

/s/ Mercedes Johnson Mercedes Johnson	Director	May 14, 2021

/s/ Marilyn Matz Marilyn Matz	Director	May 14, 2021

/s/ Paul J. Tufano Paul J. Tufano	Director	May 14, 2021